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                                                                   EXHIBIT 10.45


STATE OF SOUTH CAROLINA           )
                                  )        SECOND AMENDMENT
COUNTY OF RICHLAND                )


         THIS AMENDMENT is made as of the 12th day of August, 1996 by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Company").

                                 WITNESSETH:

         WHEREAS, the Company maintains the Resource Bancshares Mortgage Group, Inc. Employee Stock Ownership Plan, effective as of January 1, 1994 (the "Plan"), for the benefit of the eligible employees; and

         WHEREAS, the Plan has been submitted to the Internal Revenue Service for a favorable determination letter and the Company has been advised that certain changes are necessary in order to receive a favorable determination letter; and

         WHEREAS, in Section 10.1 of the Plan, the Company has reserved the right by action of its Board of Directors to amend the Plan, and the Board of Directors has approved the amendments as set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company covenants and agrees that the Plan is amended as follows:

         1. Effective January 1, 1994, Section 3.3 of the Plan is hereby deleted and the following inserted in lieu thereof:

                 3.3. Former Eligible Employees. In the case of an Employee who has Separated from Employment and who has previously satisfied the eligibility requirements of Section 3.1, he shall become a Participant in the Plan upon the date the Participant is reemployed by the Employer.

         2. Effective January 1, 1994, Section 10.1(e) of the Plan is hereby deleted and the following inserted in lieu thereof:

                 (e) Participant Election of Schedule. If the vesting schedule of the Plan is amended, then each Participant whose vested percentage of his Account from Company contributions is determined under the new schedule and who has completed at least three Years of Service with the Company may elect, during the election period, to have the vested percentage of his Account determined without regard to such amendment. For purposes of this paragraph, the term "election period" means the period beginning with the date on which the Plan amendment is adopted and ending on the later of:
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                          (i)     the date which is sixty days after the day
                                  the Plan amendment is adopted;

                          (ii) the date which is sixty days after the day the Plan amendment becomes effective, or

                          (iii) the date which is sixty days after the day the Participant is issued written notice of the Plan amendment by the Company or Plan Administrator.

                 In no event will an amendment decrease directly or indirectly the accrued benefit of any Plan Participant.

         The Company reserves the right by action of the Board of Directors to amend at any time any of the terms and provisions of the Plan, including without limitation the amendment of the Plan set forth herein. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

                                        RESOURCE BANCSHARES MORTGAGE GROUP, INC.


                                        By:

-----------------------------------
                                             Edward J. Sebastian,
[CORPORATE SEAL]                             Chairman and Chief
                                             Executive Officer
ATTEST:


------------------------------
John W. Currie, Secretary





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